SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT




               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

               Date of Report - September 14, 1995

                HARLEYSVILLE NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)



   Pennsylvania             0-15237              23-2210237
 (State or other       (Commission File        (IRS Employer
  jurisdiction              Number)            Identification
of incorporation)                                  Number)


             483 Main Street
       Harleysville, Pennsylvania                     19438
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number including area code: (215) 256-8851

                               N/A
  (Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not Applicable.

Item 3.     Bankruptcy or Receivership.

            Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not Applicable.

Item 5.     Other Events.

            On September 7, 1995, Harleysville National Corporation ("Harleysville"), signed a definitive agreement to acquire Farmers & Merchants Bank ("FMB"), located in Honesdale, Pennsylvania. The transaction is subject to obtaining regulatory and shareholder approval and, therefore, the final closing is not expected until early 1996.

            Under the terms of the merger, FMB shareholders will receive between 0.5915 and 0.6915 shares of Harleysville Common Stock for each share of FMB's
            Common Stock, based on the Closing Price of Harleysville's Common Stock on the Effective Date of the acquisition.

            Upon completion of the acquisition, FMB's banking operations will be merged into those of the Citizens
            National Bank of Lansford, Lansford, Pennsylvania, a wholly-owned subsidiary of Harleysville.

Item 6.     Resignations of Registrant's Directors.

            Not Applicable.

Item 7.     Financial Statements and Exhibits.

            Exhibits:

                 (99)     Press Release of the Registrant,
                          Harleysville National Corporation, dated
                          September 8, 1995, in connection with the acquisition.

Item 8.     Change in Fiscal Year.

            Not Applicable.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HARLEYSVILLE NATIONAL CORPORATION
                              (Registrant)

                              /s/ Walter E. Daller, Jr.
                              ___________________________________
                              Walter E. Daller, Jr., President
                                and Chief Executive Officer
                              (Principal Executive Officer)

Dated:  September 14, 1995